UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 13, 2011

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)

On September 13, 2011, Justin DiMacchia resigned, effective as of September 15, 2011, as Vice President and Corporate Controller of Extreme Networks, Inc. (“Extreme Networks” or the “Company”). Mr. DiMacchia also served as Extreme Networks' Principal Accounting Officer. In connection with his resignation, the Company and Mr. DiMacchia entered into a Resignation Agreement and General Release of Claims (the “DiMacchia Agreement”), under which, Mr. DiMacchia is entitled to a lump sum payment of $168,750 and six months of continuing healthcare payments, less applicable withholding. The foregoing description of the DiMacchia Agreement is qualified in its entirety by reference to the full text of the DiMacchia Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(b)

As previously announced on March 14, 2011, Extreme Networks appointed James Judson as its Interim Vice President and Chief Financial Officer. On September 13, 2011, Extreme Networks and Mr. Judson agreed to extend the term of his initial agreement up to an additional six months while Extreme Networks continues its search for a permanent chief financial officer. In connection with the extension of Mr. Judson's engagement with Extreme Networks, the Company entered into a letter agreement with Mr. Judson (the “Judson Letter Agreement”), under which Mr. Judson and the Company acknowledge the prior compensation terms of Mr. Judson's appointment, as described in the Current Report on Form 8-K filed by the Company on March 14, 2011, will continue, except as otherwise set forth in the Judson Letter Agreement. Under the Judson Letter Agreement, Mr. Judson will receive a one-time grant of 50,000 restricted stock units, all of which will vest upon the earlier of March 14, 2012 or termination of Mr. Judson's employment by the Company, other than for cause. In addition, the vesting conditions on the remaining 50,000 options granted to Mr. Judson upon his initial appointment were amended to remove the condition that Mr. Judson be appointed as the permanent chief financial officer of the Company such that the remaining options subject to the grant will vest on the one year anniversary of his date of hire. The foregoing description of the Judson Letter Agreement is qualified in its entirety by reference to the full text of the Judson Letter Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

(c)

Effective September 16, 2011, Extreme Networks appointed Margaret Echerd as Vice President and Corporate Controller and as the Principal Accounting Officer of the Company. Ms. Echerd has over 20 years of corporate finance and accounting experience and has served as Extreme Networks' Assistant Corporate Controller since June 2010. Prior to joining Extreme Networks, Ms. Echerd served as corporate controller of XeroCoat, Inc., a venture backed solar technology company, from December 2008 to May 2010. Prior to joining XeroCoat, Ms. Echerd served as the United States Controller for Align Technology, Inc., a medical device company in the orthodontics field, from October 2006 to July 2008. Ms. Echerd, who is a certified public accountant, earned a BBA in Marketing from Texas A&M University and an MBA in Corporate Finance from Golden Gate University.

In connection with Ms. Echerd's appointment, the Company entered into an offer letter agreement with Ms. Echerd (the “Echerd Offer Letter”). Pursuant to the terms of the Echerd Offer Letter, Ms. Echerd will be entitled to an annualized base salary of $210,000. In addition, Ms. Echerd will participate in the Company's executive incentive plan for fiscal year 2011 with an initial target of 35% of Ms. Echerd's pro rata annualized base salary for fiscal year 2011. Subject to the approval of the Compensation Committee, Ms. Echerd will also receive the right to a one-time option grant of 25,000 shares of common stock, with an exercise price equal to the fair market value of the Company's common stock on the date of the grant (typically the second business day following the Company's release of quarterly financial results). The option will vest 25% on September 16, 2012, and the remainder will vest monthly over the next three years, subject to Ms. Echerd's continuous service to the Company. Ms. Echerd will also receive a grant of 10,000 restricted stock units that will vest in three annual installments, subject to her continued employment by the Company. The Company has agreed to enter into an Executive Change in Control Severance Agreement with Ms. Echerd in the form standard for the Company's executive officers. The foregoing description of the Echerd Offer Letter is qualified in its entirety by reference to the full text of the Echerd Offer Letter, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	Resignation Agreement and General Release of Claims, dated September 13, 2011, between Extreme Networks, Inc. and Justin DiMacchia.

10.2	Letter Agreement, dated September 13, 2011, between Extreme Networks, Inc. and James Judson.

10.3	Offer Letter Agreement, dated September 13, 2011, between Extreme Networks, Inc. and Margaret Echerd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2011

EXTREME NETWORKS, INC.

By:	/s/ DIANE HONDA
Diane Honda
Vice President, General Counsel & Secretary